Exhibit 99.1


                       Image Entertainment Reports Fiscal
       2006 Financial Results; Net Revenues for Fourth Quarter Were $30.4
         Million; Net Revenues for the Fiscal Year Were $111.9 Million


    CHATSWORTH, Calif.--(BUSINESS WIRE)--June 28, 2006--Image
Entertainment, Inc. (Nasdaq:DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today reported financial results for its fourth quarter and fiscal year ended March 31, 2006.

    Fiscal 2006 Financial Summary


    -- Net revenues decreased 5.5% to $111.9 million, compared to $118.4 million for fiscal 2005

    -- Gross profit margins decreased 0.5% to 24.8%, compared to 25.3% for fiscal 2005

    -- Selling expenses increased to 9.6% of net revenues, up from 8.3% of net revenues for fiscal 2005

    -- General and administrative expenses were up $2.4 million in absolute dollars for fiscal 2006, due primarily to bad debt charges associated with Musicland Holding Corp.'s January 12, 2006 bankruptcy filing of approximately $1.6 million, an asset impairment charge of $248,000 and the incremental expenses of subsidiaries Egami and Image UK. Egami began operations during the fourth quarter of fiscal 2005 and Image UK began operations during fiscal 2006.

    -- Net loss was ($207,000), or ($0.01) per diluted share, compared to net earnings of $5,127,000, or $0.26 per diluted share, for fiscal 2005

        -- Net loss of ($0.01) per diluted share for fiscal 2006 includes a $0.07 charge per diluted share as a result of Musicland Holding Corp's Chapter 11 bankruptcy filing

    -- On October 14, 2005, the Company completed consolidation of newly acquired Home Vision into its existing facilities

    -- On November 4, 2005, the Company amended its revolving credit line to provide a seasonal increase to its maximum borrowing availability from $21 million to $25 million each year from October 31 through April 15. On June 23, 2006, the Company further amended its revolving credit facility, reducing the required minimum EBITDA covenants effective on a go-forward basis

    -- On April 10, 2006, the Company engaged Lazard Freres & Co. LLC as its financial advisor


    Fiscal Fourth Quarter Financial Summary


    -- Net revenues increased 5.2% to $30.4 million, compared to $28.9 million for the fourth quarter of fiscal 2005

    -- DVD and CD revenues were 84.3% and 14.5% of revenues, respectively

    -- Gross margins decreased to 20.9%, compared to 26.1% for the fourth quarter of fiscal 2005 primarily due to a larger sales concentration of lower gross profit margin titles vs. higher gross profit margin titles

    -- Selling expenses were 8.9% of net revenues, down from 9.7% of net revenues for the fourth quarter of fiscal 2005

    -- General and administrative expenses were 12.1% of net revenues, compared to 12.2% of net revenues for the fourth quarter of fiscal 2005

    -- Net loss was ($283,000), or ($0.01) per diluted share, compared to net earnings of $1,067,000, or $0.05 per diluted share, for the fourth quarter of fiscal 2005


    Martin W. Greenwald, president and chief executive officer of Image Entertainment, commented, "Although we were disappointed with the overall fourth quarter financial performance, we did see a rebound in growth looking at the second half of our fiscal year as a whole, where our revenues increased 64% to $69.6 million, from the $42.3 million we reported in the first half of fiscal 2006. We were very pleased to see growth of our core library, which now contains North American distribution rights to over 3,000 DVD titles. For many of these titles, we also have international distribution rights. Our library also contains approximately 200 CD titles, and the aggressive expansion of our digital rights through our wholly-owned subsidiary Egami has resulted in a library of over 1,500 video titles and 150 audio titles, with more than 2,500 individual audio tracks offered for download. While we do not believe that the retail environment is currently operating at its historically high levels, we remain encouraged by the up tick in revenue we experienced in the second half of our fiscal year."
    Mr. Greenwald continued, "During the quarter we saw a drop in our gross profit margins, which we believe was primarily due to higher market development costs incurred as we expanded our retail reach, and a larger percentage of sales coming from higher profile but lower margin titles, such as titles where we have rights under distribution agreements instead of licensing agreements. Additionally, in January 2006, Musicland, at the time a top 10 customer of Image, filed for Chapter 11 bankruptcy protection. The filing had a significant impact on our bottom line results. We took a $1.6 million bad debt charge equivalent to $0.07 per share, which ultimately made us unprofitable for the year. Despite this setback we remain committed to profitability, and accordingly we are continuing to invest in and acquire high profile, high margin content. This content includes feature films, music events, comedy specials and urban programs. We also will continue to pursue new retail opportunities like our recent Starbucks Hear Music announcement featuring a Chuck Berry Hail! Hail! Rock 'N' Roll exclusive DVD/CD deluxe edition, which is now available in several thousand Starbucks locations nationwide."
    Mr. Greenwald concluded, "Looking ahead, we're optimistic about Image's future and remain committed to growing our revenues and achieving consistent profitability. Our exclusive library is stronger than it has ever been and we are presented with more and more opportunities for new programming on a daily basis. We look forward to a successful fiscal 2007, a year that will be dedicated to building upon our strengths as one of the largest independent home entertainment companies in the world."

    Fiscal Year 2007 Guidance

    The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

    Annual Guidance

    At this time, the Company expects that revenues for fiscal 2007 will be in the range of $112 million to $120 million. The Company has not provided specific earnings guidance but anticipates that it will be profitable for fiscal 2007.

    First Quarter of Fiscal 2007 Ending June 30, 2006 Guidance

    The Company expects that net revenues for the first quarter ended June 30, 2006, will be in the range of $21 million to $23 million, resulting in a net loss for the quarter.

    Corporate Conference Call

    Image Entertainment's management will host a conference call today, June 28, at 4:30 p.m. ET to review the fiscal 2006 fourth quarter and year ended financial results. Image executive management will be on-line to discuss these results and to also take part in a Q & A session. The call can be accessed by dialing 800-231-9012 and requesting to join the conference call by stating the confirmation code 4651774, or by webcast at www.image-entertainment.com or www.earnings.com. Dial-ins begin at approximately 4:20 PM EASTERN, or at any time during the conference call. International participants please dial (719) 457-2617.
    A replay of the conference call will be available beginning two hours after the call and for the following five business days by dialing 888-203-1112 and entering the following pass code: 4651774. International participants please dial (719) 457-0820 using the same pass code.

    About Image Entertainment:

    Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with over 3,000 exclusive DVD titles and approximately 200 exclusive CD titles in domestic release and approximately 450 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to more than 1,500 video programs and over 150 audio programs containing more than 2,500 tracks. The Company is headquartered in Chatsworth, California, and has a domestic distribution facility in Las Vegas, Nevada. The Company's subsidiary Image Entertainment (UK) maintains a content acquisition office in London, England. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as "will," "may," "estimate," "expect," "intend," "plan," "believe," and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management's current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause action outcomes and results to differ materially from current expectations.
    These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see "Forward-Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                        March 31, 2006 and 2005

                                ASSETS


(In thousands)                                         2006     2005
                                                     -------- --------
Current assets:
   Cash and cash equivalents                          $1,079   $6,339
   Accounts receivable, net of allowances of
       $9,172 - March 31, 2006;
       $8,646 - March 31, 2005                        17,162   22,993
   Inventories                                        17,498   15,408
   Royalty and distribution fee advances              13,366    8,142
   Prepaid expenses and other assets                     948      803
                                                     -------- --------
   Total current assets                               50,053   53,685
                                                     -------- --------
Noncurrent inventories, principally production costs   2,805    2,189
Noncurrent royalty and distribution advances          23,558   12,563
Property, equipment and improvements, net              4,999    6,563
Goodwill                                               5,715       --
Other assets                                             545      186
                                                     -------- --------
                                                     $87,675  $75,186
                                                     ======== ========


                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                        March 31, 2006 and 2005

                 LIABILITIES AND STOCKHOLDERS' EQUITY

(In thousands, except share data)                      2006     2005
                                                     -------- --------
Current liabilities:
   Accounts payable                                   $5,302   $6,175
   Accrued liabilities                                 4,234    3,300
   Accrued royalties and distribution fees            13,355   12,423
   Accrued music publishing fees                       5,890    4,617
   Deferred revenue                                    5,751    5,392
   Revolving credit and term loan facility            11,500       --
   Subordinated note payable - Ritek Taiwan               --    1,337
   Capital lease obligations                              --      109
                                                     -------- --------
Total liabilities - all current                       46,032   33,353
                                                     -------- --------

Stockholders' equity:
   Preferred stock, $.0001 par value, 25 million
    shares authorized; none issued and outstanding        --       --
   Common stock, $.0001 par value, 100 million shares
    authorized; 21,296,000 and 21,252,000 issued and
    outstanding at March 31, 2006 and March 31, 2005,
    respectively                                      47,518   47,513
   Additional paid-in capital                          3,790    3,774
   Accumulated other comprehensive loss                   (4)      --
   Accumulated deficit                                (9,661)  (9,454)
                                                     -------- --------
Net stockholders' equity                              41,643   41,833
                                                     -------- --------
                                                     $87,675  $75,186
                                                     ======== ========


                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

          For the Three Months Ended March 31, 2006 and 2005

(In thousands, except per share data)      2006            2005
                                       --------------  --------------
NET REVENUES                           $30,408 100.0 % $28,895 100.0 %
                                       --------------  --------------
OPERATING COSTS AND EXPENSES:
   Cost of sales                        24,060  79.1    21,365  73.9
   Selling expenses                      2,692   8.9     2,811   9.7
   General and administrative expenses   3,678  12.1     3,514  12.2
                                       --------------  --------------
                                        30,430 100.1    27,690  95.8
                                       --------------  --------------
EARNINGS (LOSS) FROM OPERATIONS            (22)  0.1     1,205   4.2
OTHER EXPENSES:
   Interest expense, net                   246   0.8        14   0.0
   Other                                     4   0.0        58   0.2
                                       --------------  --------------
                                           250   0.8        72   0.2
                                       --------------  --------------
EARNINGS (LOSS) BEFORE INCOME TAXES       (272) (0.9)    1,133   3.9
INCOME TAX EXPENSE                          11  (0.0)       66   0.2
                                       --------------  --------------
NET EARNINGS (LOSS)                      $(283) (0.9)%  $1,067   3.7 %
                                       ==============  ==============
NET EARNINGS (LOSS) PER SHARE:
   Net earnings (loss) - basic and
    diluted                              $(.01)           $.05
                                       ========        ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                                21,296          21,244
                                       ========        ========
   Diluted                              21,296          22,373
                                       ========        ========


                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

              For the Years Ended March 31, 2006 and 2005

(In thousands, except per share data)     2006             2005
                                     ---------------  ---------------
NET REVENUES                         $111,902 100.0 % $118,383 100.0 %
                                     ---------------  ---------------
OPERATING COSTS AND EXPENSES:
   Cost of sales                       84,168  75.2     88,435  74.7
   Selling expenses                    10,750   9.6      9,853   8.3
   General and administrative
    expenses                           16,460  14.7     14,092  11.9
                                     ---------------  ---------------
                                      111,378  99.5    112,380  94.9
                                     ---------------  ---------------
EARNINGS FROM OPERATIONS                  524   0.5      6,003   5.1
OTHER EXPENSES (INCOME):
   Interest expense, net                  707   0.6        665   0.6
   Other                                   (3) (0.0)        49  (0.0)
                                     ---------------  ---------------
                                          704   0.6        714   0.6
                                     ---------------  ---------------
EARNINGS (LOSS) BEFORE INCOME TAXES      (180)  0.2      5,289   4.5
INCOME TAX EXPENSE                         27   0.0        162   0.1
                                     ---------------  ---------------
NET EARNINGS (LOSS)                     $(207)  0.2 %   $5,127   4.3 %
                                     ===============  ===============
NET EARNINGS (LOSS) PER SHARE:
   Net earnings (loss) - basic          $(.01)            $.27
                                     ---------        ---------
   Net earnings (loss) - diluted        $(.01)            $.26
                                     =========        =========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                               21,273           19,100
                                     =========        =========
   Diluted                             21,273           19,912
                                     =========        =========




    CONTACT: Image Entertainment, Inc.
             Jeff Framer, 818-407-9100 ext. 299
             jframer@image-entertainment.com
             or
             Investor Relations:
             MKR Group, LLC
             Charles Messman or Todd Kehrli, 818-556-3700 ir@mkr-group.com or
             Corporate/Press Contact:
             THE HONIG COMPANY, INC.
             Steve Honig, 310-246-1801
             press@honigcompany.com